Exhibit 99.02

GenSpera Presents Mipsagargin (G-202) HCC Clinical Trial Update at 8th International Liver Cancer Association Conference

50% of Patients Treated with Mipsagargin had No Tumor Growth at Four Months

SAN ANTONIO, Texas, September 8, 2014 – GenSpera, Inc. (OTCQB: GNSZ), a leader in developing prodrug therapeutics for the treatment of cancer, presented the hepatocellular carcinoma (HCC), or liver cancer, Phase II clinical trial update for mipsagargin (G-202) at the 8th International Liver Cancer Association (ILCA) Conference on Saturday, September 6, 2014, in Kyoto, Japan. CEO, Craig Dionne, PhD, will discuss these results in further detail during the Company’s presentation at the Rodman & Renshaw 16th Annual Global Investment Conference on Tuesday, September 9th at 12:05 p.m. Eastern.

GenSpera presented a poster containing interim results from the Phase Ib and ongoing Phase II study in HCC patients who had previously progressed on, or who were intolerant of, sorafenib, a drug co-developed and co-marketed by Bayer and Onyx Pharmaceuticals. Historically, this patient population has a median time to progression of only two months when they enter subsequent clinical trials. Impressively, 50% of patients exhibited stable disease (no tumor growth) at 4 months on study.

“Mipsagargin is differentiated from most other drugs being tested in HCC due to its well-tolerated safety profile and the significant proportion of patients that experience prolonged disease stabilization while on treatment,” stated Dr. Craig Dionne, GenSpera CEO. “Liver cancer is the third largest cancer killer worldwide and is expected to represent a $1.5 billion market by 2019. We are encouraged by these early stage positive results and what they imply for our ongoing and planned Phase II clinical trials for mipsagargin in glioblastoma, prostate cancer and renal cell carcinoma patients.”

Investors can view the poster at the Company website: http://www.genspera.com

Rodman & Renshaw 16th Annual Global Investment Conference Details:

When: Tuesday, September 9th at 12:05 p.m. Eastern

Where: The New York Palace Hotel in New York City

About: www.rodm.com

To arrange a one-on-one meeting with management, please contact Steve Gersten at steve@capmarketsgroup.com.

About GenSpera

GenSpera’s technology platform combines a powerful, plant-derived cytotoxin (thapsigargin) with a prodrug delivery system that provides for the targeted release of drug candidates within a tumor. Unlike typical chemotherapeutic agents, thapsigargin results in cell death irrespective of the rate of cell division, which may provide an effective approach to kill both fast- and slow-growing cancers. GenSpera’s lead drug candidate, mipsagargin, is activated by the enzyme PSMA, which is found at high levels in the vasculature of liver and glioblastoma cancers and in the vasculature of almost all other solid tumors. Mipsagargin is therefore expected to have potential efficacy in a wide variety of tumor types.

Mipsagargin Phase II clinical trials are underway in both hepatocellular carcinoma and glioblastoma patients.

For more information, please visit the company’s website: www.genspera.com or follow us on Twitter @GenSperaNews.

Company presentations are available at: http://www.genspera.com/

Watch the Corporate Video:

http://youtu.be/jULjEul-mBk

About ILCA 2014

The 8th Annual International Liver Cancer Association Conference was held September 5-7, 2014, at the Hotel Granvia Kyoto in Kyoto, Japan. The International Liver Cancer Association (ILCA) is an international organization devoted exclusively to liver cancer research for experts from all related disciplines. Visit the ILCA website at http://www.ilca2014.org.

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements. Investors are cautioned that statements in this press release regarding potential applications of GenSpera’s technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera’s periodic reports filed with the Securities and Exchange Commission.

CONTACT:

Company:

Craig Dionne, PhD, CEO

GenSpera, Inc. (210) 479-8112

Investor Relations:

Steve Gersten

Capital Markets Group

Steve@CapMarketsGroup.com

+1-813-926-8920

Media:

Dawn Van Zant

(800) 665 0411